UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of report (Date of earliest event reported): April 30, 2010

UNITED INSURANCE HOLDINGS CORP.

(Exact Name of Registrant as Specified in Charter)

Delaware	000-52833	75-3241967
(State or Other Jurisdiction of Incorporation )	(Commission File Number)	(IRS Employer Identification No.)

360 Central Avenue, Suite 900 St. Petersburg, FL		33701
(Address of Principal Executive Offices)		(Zip Code)

(727) 895-7737

(Registrant’s Telephone Number, Including Area Code)

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01.	Entry into a Material Definitive Agreement

Effective as of April 30, 2010, United Insurance Holdings Corp, a Delaware corporation (the Company) entered into a Consent and Waiver with each of Stern Family Partners LP, Bulldog Investors, HBK Master Fund L.P., Securis 1 Master Fund and United Noteholders LLC (collectively, the Holders), who are the holders of the Company’s 11% Notes due September 29, 2011 (the Notes). United Noteholders LLC is owned in part by one of our directors and managed by two of our other directors. The Consent and Waiver modifies the terms and conditions of the Note Purchase Agreement, dated August 15, 2008, among the Company and the Holders (the Note Purchase Agreement) relating to the Notes. The Consent and Waiver provides that the Company may redeem the Notes prior to maturity for a cash payment of approximately $18.3 million, in the aggregate (the Note Prepayment). The Consent and Waiver also provides that the Holders waive any breach by the Company of the terms and conditions of the Note Purchase Agreement arising out of or based upon the Company’s payment to the Holders of their specified portion of the Note Prepayment prior to maturity. Upon the receipt by each Holder of their specified portion of the amount of the Note Prepayment, the Consent and Waiver provides that the promissory note issued to each Holder pursuant to the Note Purchase Agreement shall be paid in full and the Company shall have no further obligations to the Holders pursuant to the Note Purchase Agreement and the related promissory notes.

Item 1.02.	Termination of a Material Definitive Agreement

On May 5, 2010, the Company paid each Holder such Holder’s specified portion of the amount of the Note Prepayment. Accordingly, the Note Purchase Agreement terminated and the promissory notes issued pursuant thereto were deemed paid in full on May 5, 2010. The information in Item 1.01 of this Current Report on Form 8-K is incorporated by reference into this Item 1.02.

Item 9.01.	Financial Statements and Exhibits

(a)	Financial Statements of Businesses Acquired.

Not applicable.

(b)	Pro Forma Financial Information.

Not applicable.

(c)	Shell Company Transactions.

Not applicable.

(d)	Exhibits.

(4.1) Consent and Waiver between the Company and each of Stern Family Partners LP, Bulldog Investors, HBK Master Fund L.P., Securis 1 Master Fund and United Noteholders LLC, effective as of April 30, 2010. The Consent and Waiver has been omitted as an exhibit pursuant to Subparagraph (iii)(A) of Item 601(b)(4). The Company agrees to furnish a copy of such omitted exhibit to the Commission upon request.

(99.1) Agreement of the Company to furnish a copy of the Consent and Waiver between the Company and each of Stern Family Partners LP, Bulldog Investors, HBK Master Fund L.P., Securis 1 Master Fund and United Noteholders LLC, effective as of April 30, 2010, to the Commission upon request.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the Company has duly caused this report to be signed on its behalf by the undersigned thereunder duly authorized.

UNITED INSURANCE HOLDINGS CORP.

By:	/s/ Joseph R. Peiso
Name: Joseph R. Peiso
Title: Chief Financial Officer

Date: May 6, 2010

EXHIBIT INDEX

Exhibit No.	Description

99.1	Agreement of the Company to furnish a copy of the Consent and Waiver between the Company and each of Stern Family Partners LP, Bulldog Investors, HBK Master Fund L.P., Securis 1 Master Fund and United Noteholders LLC, effective as of April 30, 2010, to the Commission upon request.